UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021 (March 16, 2021)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 16, 2021, Jason Soncini was appointed General Counsel of Acacia Research Corporation (the “Acacia”).

Mr. Soncini, age 44, joined Acacia as General Counsel on March 16, 2021. From April 2017 until he joined Acacia, Mr. Soncini was employed at Shanda Group, a privately-owned multinational investment firm, initially as Deputy General Counsel and then as General Counsel. From October 2013 until April 2017, Mr. Soncini was an attorney at Kleinberg, Kaplan, Wolff & Cohen, P.C. Mr. Soncini began his legal career at Olshan Frome Wolosky LLP in 2006. Mr. Soncini received his J.D. from Northwestern University and holds a B.A. in Mathematics from the University of Michigan.

Mr. Soncini has entered into an Employment Agreement (the “Employment Agreement”) with Acacia Research Group LLC, Acacia’s primary operating subsidiary (together with Acacia, the “Company”).

Pursuant to the terms of Mr. Soncini’s Employment Agreement, he will (i) receive an annual salary of $430,000 (ii) be eligible to receive an annual bonus in an amount ranging from 25-100% of his annual salary with a target of 50%, to be determined by the Board of Directors of Acacia (the “Board”) or the Compensation Committee of the Board (the “Committee”), and (iii) receive an initial grant (the “Initial Equity Grant”) of 45,000 restricted stock units (“RSUs”) that will vest in three equal annual installments over a three-year period.

Mr. Soncini’s employment may be terminated by the Company or Mr. Soncini at any time upon 30 days’ written notice.

Upon termination by the Company without Cause (as defined in the Employment Agreement) (and other than by reason of disability) or resignation for Good Reason (as defined in the Employment Agreement), Mr. Soncini will be entitled to (i) continued payment of his base salary for 90 days following the date of termination or resignation, as the case may be (the “Termination Date”), (ii) any unpaid expense reimbursements, (ii) any vested benefits, (iii) any earned but unpaid base salary, and (iv) any earned but unpaid annual bonus for the prior fiscal year. In the event the Termination Date occurs within twelve months of the effective date of the Employment Agreement, an additional number of RSUs underlying the Initial Equity Grant will become immediately vested such that an aggregate of 20,000 RSUs underlying the Initial Equity Grant will be vested as of the Termination Date

There have been no transactions with the Company and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Soncini had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year through the present. No arrangement or understanding exists between Mr. Soncini and any other person pursuant to which he was selected as an officer of the Company. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists by Mr. Soncini, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective March 16, 2021, by and between Acacia Research Group, LLC and Jason Soncini.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

March 22, 2021	By:	/s/ Clifford Press
Chief Executive Officer

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